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                                                                                      Exhibit 21
                                                                                      ----------

  SUBSIDIARIES OF REGISTRANT (at June 30, 1999)


                                                                   PERCENTAGE OF VOTING
                                               JURISDICTION        SECURITIES OWNED
                                               IN WHICH            -----------------------------
  NAME                                         ORGANIZED           BY REGISTRANT    BY AFFILIATE
  ==============================================================================================

  DIMON International Tabak B.V.               (A) The Netherlands     100.00%

  Intabex Netherlands B.V.                     (A) The Netherlands     100.00%

  Olima Holdings AG                            (A) Switzerland         100.00%          (B)

  DIMON Do Brasil Tabacos Ltda.                (A) Brazil              100.00%          (C)

  DIMON Tanzania Ltd.                          (A) Tanzania            100.00%          (C)

  Contentnea, Inc.                             (A) Delaware            100.00%

  Kin-Farm, Inc.                               (A) North Carolina      100.00%          (D)

  DIMON International Tabak AG (S.A. Ltd.)     (A) Switzerland         100.00%          (E)

  (A)  Included in the Consolidated Financial Statements
  (B)  Owned by DIMON International, Tabak B.V.
  (C)  Owned by Intabex Netherlands B.V.
  (D)  Owned by Contentnea, Inc.
  (E)  Owned by Olima Holdings AG

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